EXHIBIT 99.1

Sacramento, CA - October 17, 2001

AMERICAN RIVER HOLDINGS ANNOUNCES RECORD 3rd QUARTER 2001 RESULTS

American River Holdings (Nasdaq: AMRB), the parent company of American River Bank, North Coast Bank and first source capital announced financial results for the third quarter, which ended September 30, 2001. Net income was $1,111,000 ($0.41 diluted EPS), up 21.3% from the $916,000 ($0.35 diluted EPS) recorded for the third quarter last year. "This is the highest quarterly net income in the history of our company," remarked American River Holdings President and CEO David Taber, "representing our commitment to promoting shareholder value." In addition to obtaining the highest quarterly net income, this quarter also marked the 71st consecutive profitable quarter. Total assets grew by $8,802,000 from one year ago reaching $277,614,000 at September 30, 2001.

Net income on a year-to-date basis was $3,036,000 ($1.13 diluted EPS) up 14.0% from the $2,663,000 ($1.02 diluted EPS) recorded in the same period last year. For the nine months ending September 30, 2001, and when compared to the same period in 2000, net interest income grew by 10.6% from $9,910,000 to $10,965,000. Non-interest income increased from $1,616,000 in 2000 to $1,791,000, a 10.8% increase. Non-interest expense increased from $6,738,000 last year to $7,147,000 this year, or 6.1%.

The North Coast Bank merger that closed in the fourth quarter of 2000 impacted net income for 2000 due to related expenses. Therefore, year-to-date net income, excluding these non-recurring expenses, at September 30, 2000 was $2,921,000 compared to $3,036,000 this year. Net income, excluding non-recurring expenses for the quarter ended September 30, 2000 was $1,024,000 compared to $1,111,000 for the quarter ended September 30, 2001.

Net interest income for the third quarter 2001 was $3,649,000 up 5.2% from the $3,469,000 recorded in the third quarter 2000. For the quarter ended September 30, 2001, the net interest margin was 5.76% compared to the 5.73% recorded in the third quarter ended September 30, 2000. Non-interest income for the most recent quarter was $656,000, up 21.7% when compared to $539,000 recorded in the same period during the previous year. For the quarter, non-interest expense decreased from $2,332,000 to $2,267,000, or 2.8%.

Net loans and leases grew 12.5% from one year ago to $201,276,000. This growth was funded by an increase in deposits and a reduction in investment securities and federal funds sold. Deposits increased by 0.7% to $243,468,000. Shareholder's equity increased by 18.7% from $23,404,000 on September 30, 2000 to $27,770,000 on September 30, 2001.

Non-performing loans and leases were 0.23% of the total loans and leases at September 30, 2001. Net charge offs on a year-to-date basis were 0.16% of average loans and leases. The allowance for loan and lease losses was $2,706,000 as of September 30, 2001, which is 1.33% of total loans and leases and 585.7% of non-performing loans and leases.

Return on average assets was 1.59% for the third quarter, ending September 30, 2001 and return on

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average equity was 16.46%. The efficiency ratio for the third quarter was
52.19%. For the first nine months of this year, return on average assets is 1.47% and the return on average equity was 15.75%. The efficiency ratio, year-to-date is 55.52%.

American River Holdings is a financial services company with three affiliates, American River Bank, a community business bank with four offices in Sacramento and Placer Counties, North Coast Bank, a community business bank with three offices in Sonoma County and first source capital, headquartered in Sacramento, which provides equipment lease financing on a brokerage basis for businesses throughout the country.

Related websites: www.amrb.com, www.americanriverbank.net, www.northcoastbank.com, www.firstsourcecapital.com


Unaudited financial statements are attached. Earnings per share have been adjusted for a 5% stock dividend.

FORWARD-LOOKING INFORMATION

This news release contains forward looking statements about American River Holdings and its' subsidiaries financial condition, results of operations, plans, objectives and future performance. A number of factors, any of which are beyond the control of American River Holdings or its subsidiaries could cause actual results to differ materially from those in the forward looking statements including but not limited to the tragic events of September 11, 2001 and thereafter. American River Holdings files periodic reports with SEC. These reports are available at www.sec.gov and describe some of the factors mentioned above.

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

AMERICAN RIVER HOLDINGS                              FINANACIAL SUMMARY
                                                         (unaudited)
CONSOLIDATED BALANCE SHEET
                                                SEPTEMBER 30   SEPTEMBER 30     PERCENT
               ASSETS                               2001           2000         CHANGE
                                                ------------   ------------     -------

Cash and due from banks                         $ 16,058,000   $ 16,387,000      -2.01%
Federal funds sold                                 4,280,000     10,198,000     -58.03%
Interest-bearing deposits in banks                 5,741,000      6,234,000      -7.91%
Investment securities                             41,075,000     48,204,000     -14.79%
Loans and leases, net                            201,276,000    178,880,000      12.52%
Bank premises and equipment                        1,885,000      1,352,000      39.42%
Accounts receivable servicing receivable, net      3,680,000      2,908,000      26.55%
Accrued interest and other assets                  3,619,000      4,649,000     -22.16%
                                                ------------   ------------     -------

   LIABILITIES & EQUITY                         $277,614,000   $268,812,000       3.27%
                                                ============   ============     =======



Deposits                                        $243,468,000   $241,672,000        0.74%
Short-term borrowings                              2,300,000              -           -
Long-term debt                                     2,051,000      2,094,000       -2.05%
Accrued interest and other liabilities             2,025,000      1,642,000       23.33%
                                                ------------   ------------     -------
Total liabilities                                249,844,000    245,408,000        1.81%

Total equity                                      27,770,000     23,404,000       18.65%
                                                ------------   ------------     -------

                                                $277,614,000   $268,812,000        3.27%
                                                ============   ============     =======

CONSOLIDATED STATEMENT OF INCOME
         (UNAUDITED)                             THIRD         THIRD         FOR THE NINE MONTHS
                                                QUARTER       QUARTER        ENDING SEPTEMBER 30
                                                 2001          2000          2001          2000
                                              -----------   -----------   -----------   -----------
Interest income                               $ 5,055,000   $ 5,533,000   $16,155,000   $15,434,000
Interest expense                                1,406,000     2,064,000     5,190,000     5,524,000
                                              -----------   -----------   -----------   -----------
Net interest income                             3,649,000     3,469,000    10,965,000     9,910,000
Provision for loan and lease loss                 192,000       171,000       573,000       449,000
Total non-interest income                         656,000       539,000     1,791,000     1,616,000
Total non-interest expense                      2,267,000     2,332,000     7,147,000     6,738,000
                                              -----------   -----------   -----------   -----------
Income before taxes                             1,846,000     1,505,000     5,036,000     4,339,000
Income taxes                                      735,000       589,000     2,000,000     1,676,000
                                              -----------   -----------   -----------   -----------
Net income                                      1,111,000       916,000     3,036,000     2,663,000
Non-recurring expenses, net of income taxes             -       108,000             -       258,000
                                              -----------   -----------   -----------   -----------

Core earnings                                 $ 1,111,000   $ 1,024,000   $ 3,036,000   $ 2,921,000
                                              ===========   ===========   ===========   ===========

Basic earnings per share                            $0.44         $0.37         $1.20         $1.07
Diluted earnings per share                           0.41          0.35          1.13          1.02
Core-basic earnings per share                        0.44          0.41          1.20          1.17
Core-diluted earnings per share                      0.41          0.39          1.13          1.12
Core-trailing 12-month diluted earnings per share    1.52

Average shares outstanding                      2,539,200     2,500,771     2,537,448     2,491,575

------------------------------------------------------------------------------------------------------
Operating Ratios (through September 30)
   Return on average assets                          1.59%         1.37%         1.47%         1.40%
   Return on average equity                         16.46%        15.91%        15.75%        16.49%
   Efficiency ratio (fully taxable equivalent)      52.19%        57.62%        55.52%        57.88%
------------------------------------------------------------------------------------------------------

Earnings per share have been adjusted for a 5% stock dividend in 2001 and 2000. Core earnings exclude non-recurring expenses.

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